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                                                                  EXHIBIT 10.2

FOR IMMEDIATE RELEASE



              MOLTEN METAL TECHNOLOGY ACHIEVES LEADERSHIP POSITION IN KEY LOW-LEVEL RADIOACTIVE WASTE PROCESSING MARKET

                  ACQUISITION OF ASSETS FROM VECTRA TO PROVIDE
                   ADDITIONAL SOURCE OF FEEDS FOR Q-CEP PLANT

WALTHAM, Mass. - January 29, 1997 -- Molten Metal Technology, Inc. (NASDAQ:MLTN) announced today that it has acquired certain low-level radioactive waste processing assets of Vectra Technologies, Inc. (NASDAQ:VCTR), a spent nuclear fuel and radioactive waste services company headquartered in San Ramon, Calif.

     Molten Metal Technology's wholly owned commercial nuclear subsidiary, Molten Metal Technology of Tennessee, paid $3.9 million in cash for the Vectra waste-handling assets. The assets include machinery, equipment, spare parts, intellectual property, customer contracts, and personnel. Molten Metal Technology has extended job offers to more than 20 key employees from Vectra, a number of whom are expected to relocate to Oak Ridge to work in operations at Molten Metal Technology of Tennessee's radioactive waste processing facility.

     The purchase will strengthen Molten Metal Technology's position as a full-service provider in the commercial nuclear waste market and provide an additional supply of feeds for the Quantum-CEP[trademark] (Q-CEP) radioactive waste processing facility in Oak Ridge, Tenn. Last month, Molten Metal Technology announced its full ownership of the Q-CEP facility, which Molten Metal Technology had previously owned jointly with Scientific Ecology Group, Inc. (SEG), a subsidiary of Westinghouse Electric Corporation (NYSE:WX). The Vectra and SEG acquisitions include existing contracts that represent about 60 percent of the U.S. wet waste processing market.

     The commercial processing of resins at the Q-CEP facility was delayed during the acquisition from Westinghouse, but commercial processing began when Molten Metal Technology completed the purchase in December 1996.


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     "We're very encouraged with our initial commercial operations at Q-CEP,"
said Charlie Shaver, vice president of manufacturing for Molten Metal Technology. "Our injection rates are consistent with what we'd hoped to see, and current market prices for processing resins are exceeding our expectations."

     The Q-CEP plant processes spent ion exchange resins, a form of low-level radioactive waste from utilities. Ion exchange resins (IER) consist of beads and powders that become radioactively contaminated when used by nuclear power plants for water purification. More than half of Q-CEP's total annual capacity for IER will be filled through contracts from the new acquisitions. As operations continue, Molten Metal Technology expects to adapt the Q-CEP plant to accept not only IER but a broader range of radioactive-contaminated materials, such as filters and sludges.

     "These Vectra low-level radioactive waste assets, combined with the waste-handling assets we have acquired from SEG, will put us in a strong position in the marketplace by providing us with a steady source of feeds for Q-CEP and allowing us to offer customers a higher level of service," said Bud Arrowsmith, vice president of commercial nuclear business for Molten Metal Technology. "We now operate the largest wet-waste processing business in the U.S. market, and this significantly enhances our opportunities to apply Q-CEP to a broader range of wastes."

     Q-CEP utilizes the catalytic and solvent properties of molten metal to dissolve waste compounds to their elements, separating out the non-radioactive elements and containing the radionuclides in a safe, stable final form. The Q-CEP process is designed to recover useful, uncontaminated products from radioactive material, reduce the volume of radioactive material requiring storage by 30:1, and produce a safe final waste form.

     Molten Metal Technology, Inc. is an environmental technology company commercializing pollution prevention and waste recycling methods that are broadly applicable to a wide variety of hazardous, non-hazardous, and radioactive wastes. Molten Metal Technology is based in Waltham, Mass.



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     Certain statements contained in this press release regarding future events or the future financial performance of Molten Metal Technology and its subsidiaries are forward-looking statements within the meaning of the federal securities laws, including statements concerning the performance of acquired customer contracts, commercial operations of the company's Q-CEP plant, and the adaptation of Q-CEP to accept a broader range of feeds. These statements are only predictions, and actual events or results may differ materially as a result of a number of risks and uncertainties, including: adaptability of the Q-CEP plant to accept additional feeds, changes in marketplace pricing structures for processing and disposal of various wastes, the renewal of contracts, and competition. Additional factors which may cause actual results to differ are described in the Company's filings with the Securities and Exchange Commission, including the Form 8-K filed on July 3, 1996.


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MOLTEN METAL TECHNOLOGY, INC.
Contact:   Benjamin T. Downs (Investors): 617-487-7654
           Michele Perry (Media): 617-487-7639




























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